Exhibit 99.1
News Release

M.D.C. HOLDINGS ANNOUNCES THIRD QUARTER 2020 RESULTS,
DIVIDEND INCREASE, AND MANAGEMENT PROMOTIONS

•Revenue growth and margin expansion drove a 96% improvement to net income;
•Positioned for continued growth based on favorable industry fundamentals, solid market positioning, and a 47% year-over-year increase in backlog value;
•Quarterly cash dividend of $0.40 per share declared, up 21% from the prior quarter and 33% from the prior year;
•Management promotions and changes highlight the depth of Company leadership.

DENVER, COLORADO, Thursday, October 29, 2020. M.D.C Holdings, Inc. (NYSE: MDC), one of the nation’s leading homebuilders, announced results for the quarter ended September 30, 2020.

Larry A. Mizel, MDC’s newly appointed Executive Chairman, stated, "MDC posted another quarter of significant top and bottom line growth in the third quarter of 2020. Home sales revenue grew 33% year-over-year, while net income rose at nearly three times that rate thanks to the operational leverage we were able to achieve in the quarter. Both our home sale gross margin and our SG&A leverage improved during the quarter, a testament to our ability to drive revenue growth while keeping costs in check.”

Mr. Mizel continued, "We experienced extremely strong order activity in the third quarter, with net new orders up 73% year-over-year on an absorption pace of 6.1 homes per community per month. The demand has been broad-based both from a geographic and buyer segment standpoint, allowing us to implement price increases at a majority of our communities during the quarter. We believe this demand is being driven by a number of factors, including low interest rates, scarce resale inventory and an accelerating demographic shift towards homebuying.”

Mr. Mizel concluded, “MDC remains well positioned to take advantage of the shifts we are seeing in our industry thanks to our focus on the more affordable segments of the market, our geographic footprint and our build-to-order operating model. The favorable industry fundamentals we are experiencing coupled with our market positioning and strategic focus has our Company primed for growth. With a backlog sales value at the end of the quarter nearly 50% higher than a year ago, we expect to end 2020 on a strong note and carry that momentum into 2021."

Dividend Increase

The Company also announced that its board of directors has declared a quarterly cash dividend of forty cents ($0.40) per share on the Company's common stock. The dividend will be paid on Tuesday, November 24th, 2020 to shareholders of record on Tuesday, November 10th, 2020.

Mr. Mizel said, "The dividend increase this quarter reflects our continued confidence in the time-tested operating strategy that we execute at the Company. The dividend has been a key element in our long-standing efforts to generate strong risk-adjusted returns for our shareholders.”

Management Promotions and Changes

Additionally, the Company disclosed a number of promotions and changes with the Company’s senior management team.

Mr. Mizel will continue his leadership role with MDC as the newly appointed Executive Chairman. As Executive Chairman, Mr. Mizel will continue to be actively involved in all aspects of the Company's operations and continue to set the strategic direction for MDC. Mr. Mizel founded the Company in 1972 and has served as a Director and Chairman since that time.

David D. Mandarich has been appointed as the new President and Chief Executive Officer of MDC. Mr. Mandarich has been associated with the Company since 1977 and has served as President and Chief Operating Officer of the Company since 1999. He has also served as a member of the Company’s Board of Directors for 35 years.

Rebecca Givens has been appointed as Senior Vice President and General Counsel of MDC, following the retirement of Michael Touff, who served in the role for more than 25 years. Ms. Givens joins the Company with over 30 years of experience in the Legal field, most recently as Senior Vice President & General Counsel for Spectrum Retirement Communities.

Staci Woolsey has been appointed as Chief Accounting Officer of MDC. In this role, Staci will have oversight over corporate and divisional accounting, financial reporting, planning and analysis, audit and office administration. Ms. Woolsey joined the Company in November 2018 as Vice President and Corporate Controller and is an accomplished finance executive with more than twenty years of global accounting, finance and leadership experience.

David Viger has been promoted to serve as Chief Operating Officer for Richmond American Homes. In this new role, Mr. Viger will have direct management responsibility for most of MDC’s Richmond American subsidiaries. Mr. Viger joined the Company in 2004 and, prior to his promotion to Regional President in 2015, served as Division President for several different markets across the country.

Anthony Berris has been promoted to President of Financial Services, continuing in his role as President of HomeAmerican Mortgage Corporation (“HMC”) but also adding increased oversight responsibility over our other four financial services entities. Anthony joined HMC in 2006 and was promoted to President of HMC in 2012.

Dawn Huth has been promoted to Senior Vice President of National Finance for Richmond American Homes, overseeing the division finance function for our homebuilding operations. She joined the Company in 2009 in an Audit Management role, and in 2014 she was promoted to Vice President of Division Finance.

“The promotion of key leaders in our organization is a critical step in the evolution of our Company,” said Mr. Mizel. “As a part of our expanding leadership team, I am confident that they will help continue MDC’s long-standing excellence in generating strong risk-adjusted returns for its shareholders.”

Mr. Mizel concluded, “On behalf of the Board of Directors and executive management team, I want to express my sincere gratitude to Michael Touff, who is retiring after 26 years of service to our Company. Michael’s leadership and counsel will be missed and we wish him all the best in his retirement.”

2020 Third Quarter Highlights and Comparisons to 2019 Third Quarter

•Home sale revenues increased 33% to $1.0 billion from $750.3 million
◦Unit deliveries up 25% to 2,147
◦Average selling price of deliveries up 6% to $466,000
•Homebuilding pretax income increased 109% to $101.7 million from $48.7 million
◦Gross margin from home sales increased 170 basis points to 20.5% from 18.8%
◦Selling, general and administrative expenses as a percentage of home sale revenues ("SG&A rate") improved by 200 basis points to 10.4%
•Financial services pretax income increased 73% to $24.4 million vs. $14.1 million
•Net income of $98.9 million, or $1.49 per diluted share, up 96% from $50.6 million or $0.79 per diluted share
◦Effective tax rate of 21.5% vs. 19.5%
•Dollar value of net new orders increased 89% to $1.65 billion from $871.7 million
◦Unit net orders increased 73% to 3,515
◦Average selling price of net orders up 10%
•Dollar value of ending backlog up 47% to $3.08 billion from $2.10 billion
◦Unit backlog increased 41% to 6,511
◦Average selling price of homes in backlog up 4%

2020/2021 Outlook and Other Selected Information1

•Home deliveries for the 2020 fourth quarter between 2,400 and 2,600
◦Average selling price for 2020 fourth quarter unit deliveries exceeding $460,000
◦Gross margin from home sales for the 2020 fourth quarter approaching 21% (excluding impairments and warranty adjustments)
•Preliminary target of at least 10,000 home deliveries for 2021
•Lots controlled of 26,830 at September 30, 2020, up 8% year-over-year
•Quarterly cash dividend of forty cents ($0.40) per share declared on October 26, 2020, up 21% from the prior quarter and 33% from the prior year

1 See "Forward-Looking Statements" below.

About MDC
M.D.C. Holdings, Inc. was founded in 1972. MDC's homebuilding subsidiaries, which operate under the name Richmond American Homes, have built and financed the American Dream for more than 210,000 homebuyers since 1977. MDC's commitment to customer satisfaction, quality and value is reflected in each home its subsidiaries build. MDC is one of the largest homebuilders in the United States. Its subsidiaries have homebuilding operations across the country, including the metropolitan areas of Denver, Colorado Springs, Salt Lake City, Las Vegas, Phoenix, Tucson, Riverside-San Bernardino, Los Angeles, San Diego, Orange County, San Francisco Bay Area, Sacramento, Washington D.C., Baltimore, Orlando, Jacksonville, Seattle and Portland. The Company's subsidiaries also provide mortgage financing, insurance and title services, primarily for Richmond American homebuyers, through HomeAmerican Mortgage Corporation, American Home Insurance Agency, Inc. and American Home Title and Escrow Company, respectively. M.D.C. Holdings, Inc. is traded on the New York Stock Exchange under the symbol "MDC." For more information, visit www.mdcholdings.com.

Forward-Looking Statements

Certain statements in this release, including any statements regarding our business, financial condition, results of operation, cash flows, strategies and prospects, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of MDC to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among other things, (1) general economic conditions, including the impact of the COVID-19 pandemic, changes in consumer confidence, inflation or deflation and employment levels; (2) changes in business conditions experienced by MDC, including restrictions on business activities resulting from the COVID-19 pandemic, cancellation rates, net home orders, home gross margins, land and home values and subdivision counts; (3) changes in interest rates, mortgage lending programs and the availability of credit; (4) changes in the market value of MDC’s investments in marketable securities; (5) uncertainty in the mortgage lending industry, including repurchase requirements associated with HomeAmerican Mortgage Corporation’s sale of mortgage loans (6) the relative stability of debt and equity markets; (7) competition; (8) the availability and cost of land and other raw materials used by MDC in its homebuilding operations; (9) the availability and cost of performance bonds and insurance covering risks associated with our business; (10) shortages and the cost of labor; (11) weather related slowdowns and natural disasters; (12) slow growth initiatives; (13) building moratoria; (14) governmental regulation, including orders addressing the COVID-19 pandemic, the interpretation of tax, labor and environmental laws; (15) terrorist acts and other acts of war; (16) changes in energy prices; and (17) other factors over which MDC has little or no control. Additional information about the risks and uncertainties applicable to MDC's business is contained in MDC's Form 10-Q for the quarter ended September 30, 2020, which is scheduled to be filed with the Securities and Exchange Commission today. All forward-looking statements made in this press release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this press release will increase with the passage of time. MDC undertakes no duty to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings, releases or webcasts should be consulted.

Contact:    Robert N. Martin
    Senior Vice President and Chief Financial Officer
    1-866-424-3395
IR@mdch.com

M.D.C. HOLDINGS, INC.
Consolidated Statements of Operations and Comprehensive Income
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

	(Dollars in thousands, except per share amounts)
Homebuilding:
Home sale revenues	$1,000,549	$750,274	$2,584,392	$2,130,396
Home cost of sales	(795,172)	(609,316)	(2,061,608)	(1,724,040)
Inventory impairments	—	—	—	(610)
Total cost of sales	(795,172)	(609,316)	(2,061,608)	(1,724,650)
Gross profit	205,377	140,958	522,784	405,746
Selling, general and administrative expenses	(103,632)	(92,716)	(285,269)	(257,689)
Interest and other income	756	2,336	3,365	7,491
Other expense	(851)	(1,887)	(4,640)	(4,188)
Homebuilding pretax income	101,650	48,691	236,240	151,360

Financial Services:
Revenues	36,803	22,388	91,653	58,389
Expenses	(13,294)	(10,352)	(36,401)	(28,883)
Other income (expense), net	859	2,079	(5,274)	11,877
Financial services pretax income	24,368	14,115	49,978	41,383

Income before income taxes	126,018	62,806	286,218	192,743
Provision for income taxes	(27,080)	(12,226)	(66,124)	(47,020)
Net income	$98,938	$50,580	$220,094	$145,723

Comprehensive income	$98,938	$50,580	$220,094	$145,723

Earnings per share:
Basic	$1.54	$0.81	$3.46	$2.36
Diluted	$1.49	$0.79	$3.37	$2.29

Weighted average common shares outstanding:
Basic	63,868,486	61,978,195	63,129,077	61,422,925
Diluted	65,824,910	63,968,215	64,969,855	63,360,535

Dividends declared per share	$0.33	$0.30	$0.99	$0.90

M.D.C. HOLDINGS, INC.
Consolidated Balance Sheets
(Unaudited)

	September 30, 2020	December 31, 2019

	(Dollars in thousands, except per share amounts)
ASSETS
Homebuilding:
Cash and cash equivalents	$432,277	$424,186
Restricted cash	19,732	14,279
Trade and other receivables	90,609	65,829
Inventories:
Housing completed or under construction	1,423,855	1,036,191
Land and land under development	1,221,854	1,330,384
Total inventories	2,645,709	2,366,575
Property and equipment, net	64,024	60,414
Deferred tax asset, net	13,297	21,768
Prepaid and other assets	78,421	78,358
Total homebuilding assets	3,344,069	3,031,409
Financial Services:
Cash and cash equivalents	70,435	35,747
Marketable securities	—	56,747
Mortgage loans held-for-sale, net	160,506	197,021
Other assets	37,764	17,432
Total financial services assets	268,705	306,947
Total Assets	$3,612,774	$3,338,356
LIABILITIES AND EQUITY
Homebuilding:
Accounts payable	$103,260	$87,364
Accrued and other liabilities	259,261	245,940
Revolving credit facility	10,000	15,000
Senior notes, net	1,037,225	989,422
Total homebuilding liabilities	1,409,746	1,337,726
Financial Services:
Accounts payable and accrued liabilities	84,168	68,529
Mortgage repurchase facility	130,861	149,616
Total financial services liabilities	215,029	218,145
Total Liabilities	1,624,775	1,555,871
Stockholders' Equity
Preferred stock, $0.01 par value; 25,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value; 250,000,000 shares authorized; 64,865,577 and 62,574,961 issued and outstanding at September 30, 2020 and December 31, 2019, respectively	649	626
Additional paid-in-capital	1,397,220	1,348,733
Retained earnings	590,130	433,126
Total Stockholders' Equity	1,987,999	1,782,485
Total Liabilities and Stockholders' Equity	$3,612,774	$3,338,356

M.D.C. HOLDINGS, INC.
Consolidated Statement of Cash Flows
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

	(Dollars in thousands)
Operating Activities:
Net income	$98,938	$50,580	$220,094	$145,723
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	8,608	9,795	18,536	18,178
Depreciation and amortization	7,354	5,537	18,881	15,478
Inventory impairments	—	—	—	610
Net (gain) loss on marketable equity securities	—	(767)	8,285	(7,934)
Deferred income tax expense	6,531	1,729	8,493	9,488
Net changes in assets and liabilities:
Trade and other receivables	5,933	(4,646)	(17,512)	(4,682)
Mortgage loans held-for-sale, net	13,061	(7,683)	36,515	32,191
Housing completed or under construction	(153,440)	(133,221)	(387,269)	(251,749)
Land and land under development	13,792	(34,899)	108,710	(10,461)
Prepaid and other assets	(21,523)	317	(20,314)	(3,889)
Accounts payable and accrued liabilities	(5,516)	24,475	35,023	23,929
Net cash provided by (used in) operating activities	(26,262)	(88,783)	29,442	(33,118)

Investing Activities:
Purchases of marketable securities	—	(5,224)	(10,804)	(10,340)
Sales of marketable securities	—	1,220	59,266	6,277
Purchases of property and equipment	(7,917)	(6,268)	(20,885)	(20,128)
Net cash provided by (used in) investing activities	(7,917)	(10,272)	27,577	(24,191)

Financing Activities:
Payments on mortgage repurchase facility, net	(11,233)	7,432	(18,755)	(26,344)
Payments on homebuilding line of credit, net	—	—	(5,000)	—
Repayment of senior notes	—	—	(250,000)	—
Proceeds from issuance of senior notes	—	—	298,050	—
Dividend payments	(21,374)	(18,701)	(63,056)	(54,337)
Issuance of shares under stock-based compensation programs, net	28,642	16,304	29,974	16,304
Net cash (used in) financing activities	(3,965)	(12,293)	(8,787)	(64,377)

Net increase (decrease) in cash, cash equivalents and restricted cash	(38,144)	(111,348)	48,232	(121,686)
Cash, cash equivalents and restricted cash:
Beginning of period	560,588	459,801	474,212	470,139
End of period	$522,444	$348,453	$522,444	$348,453

Reconciliation of cash, cash equivalents and restricted cash:
Homebuilding:
Cash and cash equivalents	$432,277	$285,338	$432,277	$285,338
Restricted cash	19,732	16,325	19,732	16,325
Financial Services:		-
Cash and cash equivalents	70,435	46,790	70,435	46,790
Total cash, cash equivalents and restricted cash	$522,444	$348,453	$522,444	$348,453

New Home Deliveries

	Three Months Ended September 30,
	2020			2019			% Change
	Homes	Home Sale Revenues	Average Price	Homes	Home Sale Revenues	Average Price	Homes	Home Sale Revenues	Average Price

	(Dollars in thousands)
West	1,135	$552,319	$486.6	927	$410,414	$442.7	22%	35%	10%
Mountain	677	347,095	512.7	537	263,802	491.2	26%	32%	4%
East	335	101,135	301.9	249	76,058	305.5	35%	33%	(1)%
Total	2,147	$1,000,549	$466.0	1,713	$750,274	$438.0	25%	33%	6%

	Nine Months Ended September 30,
	2020			2019			% Change
	Homes	Home Sale Revenues	Average Price	Homes	Home Sale Revenues	Average Price	Homes	Home Sale Revenues	Average Price

	(Dollars in thousands)
West	3,023	$1,447,934	$479.0	2,464	$1,164,502	$472.6	23%	24%	1%
Mountain	1,720	886,619	515.5	1,480	760,470	513.8	16%	17%	0%
East	851	249,839	293.6	641	205,424	320.5	33%	22%	(8)%
Total	5,594	$2,584,392	$462.0	4,585	$2,130,396	$464.6	22%	21%	(1)%

Net New Orders

	Three Months Ended September 30,
	2020				2019				% Change
	Homes	Dollar Value	Average Price	Monthly Absorption Rate *	Homes	Dollar Value	Average Price	Monthly Absorption Rate *	Homes	Dollar Value	Average Price	Monthly Absorption Rate

	(Dollars in thousands)
West	1,955	$932,111	$476.8	6.58	1,168	$516,000	$441.8	4.09	67%	81%	8%	61%
Mountain	1,051	542,375	516.1	5.70	565	271,800	481.1	2.86	86%	100%	7%	99%
East	509	176,896	347.5	5.39	303	83,896	276.9	3.58	68%	111%	26%	50%
Total	3,515	$1,651,382	$469.8	6.10	2,036	$871,696	$428.1	3.59	73%	89%	10%	70%

	Nine Months Ended September 30,
	2020				2019				% Change
	Homes	Dollar Value	Average Price	Monthly Absorption Rate *	Homes	Dollar Value	Average Price	Monthly Absorption Rate *	Homes	Dollar Value	Average Price	Monthly Absorption Rate

	(Dollars in thousands)
West	4,646	$2,265,557	$487.6	5.47	3,379	$1,543,584	$456.8	4.14	37%	47%	7%	32%
Mountain	2,502	1,309,176	523.3	4.39	1,974	960,109	486.4	3.30	27%	36%	8%	33%
East	1,156	393,913	340.8	4.23	912	268,578	294.5	4.02	27%	47%	16%	5%
Total	8,304	$3,968,646	$477.9	4.91	6,265	$2,772,271	$442.5	3.82	33%	43%	8%	28%
        *Calculated as total net new orders in period ÷ average active communities during period ÷ number of months in period

Active Subdivisions

				Average Active Subdivisions			Average Active Subdivisions
	Active Subdivisions			Three Months Ended			Nine Months Ended
	September 30,		%	September 30,		%	September 30,		%
	2020	2019	Change	2020	2019	Change	2020	2019	Change
West	102	93	10%	99	96	3%	94	92	2%
Mountain	61	67	(9)%	62	66	(6)%	63	66	(5)%
East	31	30	3%	32	29	10%	30	25	20%
Total	194	190	2%	193	191	1%	187	183	2%

Backlog

	September 30,
	2020			2019			% Change
	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price

	(Dollars in thousands)
West	3,646	$1,743,547	$478.2	2,438	$1,146,912	$470.4	50%	52%	2%
Mountain	1,993	$1,033,264	518.4	1,537	$768,317	499.9	30%	34%	4%
East	872	$298,965	342.9	641	$183,856	286.8	36%	63%	20%
Total	6,511	$3,075,776	$472.4	4,616	$2,099,085	$454.7	41%	47%	4%

Homes Completed or Under Construction (WIP lots)

	September 30,		%
	2020	2019	Change
Unsold:
Completed	74	82	(10)%
Under construction	129	255	(49)%
Total unsold started homes	203	337	(40)%
Sold homes under construction or completed	4,540	3,433	32%
Model homes under construction or completed	505	455	11%
Total homes completed or under construction	5,248	4,225	24%

Lots Owned and Optioned (including homes completed or under construction)

	September 30, 2020			September 30, 2019
	Lots Owned	Lots Optioned	Total	Lots Owned	Lots Optioned	Total	Total % Change
West	10,140	3,280	13,420	9,128	2,203	11,331	18%
Mountain	6,217	2,708	8,925	6,456	3,139	9,595	(7)%
East	2,716	1,769	4,485	2,014	2,003	4,017	12%
Total	19,073	7,757	26,830	17,598	7,345	24,943	8%

Selling, General and Administrative Expenses

	Three Months Ended September 30,			Nine Months Ended September 30,
	2020	2019	Change	2020	2019	Change

	(Dollars in thousands)
General and administrative expenses	$45,980	$46,951	$(971)	$131,488	$128,849	$2,639
General and administrative expenses as a percentage of home sale revenues	4.6%	6.3%	-170 bps	5.1%	6.0%	-90 bps
Marketing expenses	$24,725	$20,457	$4,268	$68,828	$58,266	$10,562
Marketing expenses as a percentage of home sale revenues	2.5%	2.7%	-20 bps	2.7%	2.7%	0 bps
Commissions expenses	$32,927	$25,308	$7,619	$84,953	$70,574	$14,379
Commissions expenses as a percentage of home sale revenues	3.3%	3.4%	-10 bps	3.3%	3.3%	0 bps
Total selling, general and administrative expenses	$103,632	$92,716	$10,916	$285,269	$257,689	$27,580
Total selling, general and administrative expenses as a percentage of home sale revenues	10.4%	12.4%	-200 bps	11.0%	12.1%	-110 bps

Capitalized Interest

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

	(Dollars in thousands)
Homebuilding interest incurred	$14,799	$15,879	$46,427	$47,890
Less: Interest capitalized	(14,799)	(15,879)	(46,427)	(47,890)
Homebuilding interest expensed	$—	$—	$—	$—

Interest capitalized, beginning of period	$56,929	$58,193	$55,310	$54,845
Plus: Interest capitalized during period	14,799	15,879	46,427	47,890
Less: Previously capitalized interest included in home cost of sales	(16,511)	(14,451)	(46,520)	(43,114)
Interest capitalized, end of period	$55,217	$59,621	$55,217	$59,621